MARKET VALUE ADJUSTED GUARANTEED INTEREST ACCOUNT
                    ISSUED BY PHL VARIABLE INSURANCE COMPANY

                   Supplement to Prospectus dated May 1, 2006

EFFECTIVE NOVEMBER 13, 2006, THE FIRST BULLET AND THE NEXT TWO PARAGRAPHS OF THE SUBSECTION TITLED "THE NATURE OF THE CONTRACT AND THE MVA" ON PAGE 3 OF YOUR PROSPECTUS ARE REPLACED WITH THE FOLLOWING:

[diamond] The MVA currently provides four choices of interest rate Guarantee
          Periods:

          o   3-year                                          o   7-year

          o   5-year                                          o   10-year





DATE: OCTOBER 27, 2006         PLEASE KEEP THIS SUPPLEMENT FOR FUTURE REFERENCE.














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